SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):           April 28, 2011

Stillwater Mining Company
 (Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (406) 373-8700

Not applicable
_____________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Commencing April 28, 2011, Stillwater Mining Company sent the following communication to certain shareholders:

Our Proxy Statement dated April 4, 2011 contained an error concerning Craig L. Fuller, a member of our Board who has been nominated for reelection at the upcoming annual meeting.  Mr. Fuller remains a member of the advisory council to APCO Worldwide, Inc., a public affairs communications company.  The Proxy Statement erroneously stated that APCO provided services to the Company during 2010.  No services were provided to the Company by APCO and no payments were made by the Company to APCO. APCO provided services to Norilsk Nickel, the former majority holder of the Company who previously had the right to appoint a majority of our Board and who, in turn, appointed Mr. Fuller as an independent director.  In view his valuable service as an independent director of the Company, the Nominating Committee determined to recommend his re-election.

We write with respect to the ISS and Glass Lewis Proxy Reports you may have seen regarding the election of directors at the upcoming annual shareholder meeting.  It would appear that ISS and Glass Lewis recommended a withhold vote from Mr. Fuller based on this erroneous information.  We appreciate this being brought to our attention and apologize for the error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated: April 28, 2011	By: /s/ John R. Stark
Name: John R. Stark
Title: Executive Vice President and
Chief Commercial Officer